As Filed With the Securities and Exchange Commission on June 18, 2008
                                     Registration Statement No. __________
_____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT of 1933

                       BION ENVIRONMENTAL TECHNOLOGIES, INC.
                    -----------------------------------------
                    (Exact Name of Registrant in its Charter)

          Colorado                                84-1176672
-------------------------------       ------------------------------------
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)

             641 Lexington Ave., 17th Floor, New York, New York 10022
                                (212) 758-6622
             --------------------------------------------------------
               (Address and telephone number of principal executive
                       offices and principal place of business)

                       BION ENVIRONMENTAL TECHNOLOGIES, INC.
                          2006 CONSOLIDATED INCENTIVE PLAN
                       -------------------------------------
                            (Full title of plan)

                          Mark A. Smith, President
                     Bion Environmental Technologies, Inc.
              641 Lexington Ave., 17th Floor, New York, NY 10022
                              (212) 758-6622
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                   Copy to:

                             Russell K Bean, Esq.
                               Krys Boyle, P.C.
                  600 Seventeenth Street, Suite 2700 South
                           Denver, Colorado  80202
                              (303)  893-2300

                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
                                  Proposed       Proposed
                                  Maximum        Maximum
Title of Class of                 Offering       Aggregate      Amount of
Securities to be   Amount to be   Price          Offering       Registration
Registered         Registered(1)     Per Share      Price          Fee
----------------------------------------------------------------------------

Common Stock,      1,000,000      $ 2.06(2)     $2,060,000(2)  $  80.96
No Par Value                                                    ---------
                                                        Total  $  80.96
----------------------------------------------------------------------------

(1) Represents increase in the total number of shares reserved for issuance under the 2006 Consolidated Incentive Plan. A total of 3,200,000 shares has been registered under a registration statement on Form S-8 (File No. 333-145153) with respect to the 2006 Consolidated Incentive Plan.

(2) Based on the closing price of Registrant's Common Stock on the OTC Bulletin Board on June 16, 2008, of $2.06.

                     STATEMENT UNDER GENERAL INSTRUCTION E
                     REGISTRATION OF ADDITIONAL SECURITIES

     The registrant, Bion Environmental Technologies, Inc., previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (Sec File No. 333-145153) in connection with the registration of an aggregate of 3,200,000 shares of common stock to be issued under the 2006 Consolidated Incentive Plan.

     Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register an additional 1,000,000 shares of the Company's common stock for issuance under the 2006 Consolidated Incentive Plan. This increase was approved by the registrant's Board of Directors on May 31, 2008. Pursuant to Instruction E, the contents of the previously filed registration statement on form S-8 (File No. 333-145153) are hereby incorporated by reference into this registration statement.

                                 PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.

Exhibit
Number    Description                       Location
-------   -----------                       ---------

 5.1      Opinion of Krys Boyle, P.C.
          regarding legality                Filed herewith electronically.

23.1      Consent of GHP Horwath, P.C.      Filed herewith electronically.

23.2      Consent of Krys Boyle, P.C.       (Contained in Exhibit 5.1)














                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Small Business Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 17th day of June, 2008.

                                     BION ENVIRONMENTAL TECHNOLOGIES, INC.



                                     By:/s/ Mark A. Smith
                                        Mark A. Smith, President (Chief
                                        Executive Officer) and Interim Chief
                                        Financial Officer (Principal
                                        Financial and Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                           Title                   Date
      ---------                           -----                   ----


/s/ Mark A. Smith                       Director             June 17, 2008
Mark A. Smith


/s/ Jere Northrop                       Director             June 17, 2008
Jere Northrop


/s/ Jon Northrop                        Director             June 17, 2008
Jon Northrop